Exhibit 99.2

  Immersion Corporation Announces Authorization of Share Repurchase

    SAN JOSE, Calif.--(BUSINESS WIRE)--Nov. 1, 2007--Immersion Corporation (NASDAQ:IMMR), a leading developer and licensor of touch feedback technology, today announced that its board of directors has authorized the repurchase of up to $50 million of the company's common stock. As of October 31, 2007, there were approximately 30.1 million shares of common stock outstanding.

    Immersion may repurchase its shares for cash in the open market in accordance with applicable securities laws. The share repurchase authorization has no expiration date and does not require the company to repurchase a specific number of shares. The timing and amount of any share repurchase will depend on share price, corporate and regulatory requirements, economic and market conditions, and other factors. The repurchase authorization may be modified, suspended, or discontinued at any time.

    "A share repurchase program will complement Immersion's recently announced growth initiatives," said Victor Viegas, Immersion CEO, president, and chairman of the board. "Given our strong cash position, we believe we will be able to implement this repurchase program while maintaining the required financial flexibility and strength to continue to invest in and grow our business."

    About Immersion (www.immersion.com)

    Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing, and marketing digital touch technology and products. Using Immersion's advanced touch feedback technology (www.immersion.com/corporate/products/), electronic user interfaces can be made more productive, compelling, entertaining, or safer. Immersion's technology is deployed across automotive, entertainment, industrial controls, medical training, mobility, and three-dimensional simulation markets. Immersion's patent portfolio includes over 600 issued or pending patents in the U.S. and other countries.

    Forward-Looking Statements

    This press release contains "forward-looking statements" that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

    All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections of earnings, revenues, profitability targets or other financial matters; any statements of the plans, strategies, and objectives of management for future operations; any statements regarding an action or inaction regarding repurchase of company common stock; any statements regarding consumer or market acceptance of touch feedback products in general; future development of force feedback products; proposed products or services; any statements regarding future economic conditions or performance; and statements of belief or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business, which include but are not limited to delay in or failure to achieve commercial demand for Immersion's expanded technology offerings; a delay in or failure to achieve the acceptance of force feedback as a critical user experience in new and existing markets for our business segments; and risks and uncertainties associated with ongoing and prospective litigation.

    For a more detailed discussion of these factors and other factors that could cause Immersion's actual results to vary materially, interested parties should review the risk factors listed in Immersion's most current Form 10-Q, which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion's beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

    Immersion and the Immersion logo are trademarks of Immersion
Corporation in the U.S. and other countries.


    CONTACT: Immersion Corporation
             Stephen Ambler, +1-408-467-1900
             invest@immersion.com